UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2001

ELINE ENTERTAINMENT GROUP, INC

(Exact Name of Registrant as specified in its charter)

NEVADA

	0-30451	88-0429856
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Item 4. Changes in Registrant's Certifying Accountant.

1. i. Registrant's primary accountant, J.H. Cohn, LLP, was dismissed on October 15, 2001.

ii. No reports on the financial statements prepared by J.H. Cohn, LLP over the past two (2) years contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principals.

iii. The decision to change accountants was not approved by the Board of Directors.

iv. During the registrant's two most recent fiscal years, and the interim period through October 15, 2001, there were no disagreements with J.H. Cohn, LLP on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused it to make reference to the subject matter of the disagreements in connection with its report.

Attached hereto is the Auditor’s comment letter regarding this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELINE ENTERTAINMENT GROUP, INC.

/s/ Sonny Paradise

Sonny Paradise, CEO

Date: 10/25/01